Exhibit 16.1

Webb & Company, P.A. Certified Public Accountants

June 4, 2010

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE: Rebornne (USA) Inc.

File Ref. No. 001-32690

We have read the statements of Rebomne (USA) Inc. (Vida BTX Holdings, Inc.) pertaining to our firm included under Item 4.01 of Form 8-K dated May 28, 2010 and agree with such statements as they pertain to our firm.

Regards,
/s/ Webb & Company, P.A.
Webb & Company, P.A.
Certified Public Accountants

1501 Corporate Drive. Suite 150 • Boynton Beach, FL 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.cpawebb.com